Exhibit 10.17

                      SERVICES AND STOCK PURCHASE AGREEMENT


         THIS SERVICES AND STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 30th day of September, 1998, by and between Philips Flat Panel Display (Philips FPD) Co. B.V., which has its registered place of business at Professor Holstlaan 4, 5656 AA, The Netherlands (hereinafter jointly referred to as "Philips"), WHO?VISION SYSTEMS, INC., having its place of business at 100 North Pointe Drive, Lake Forest, CA 92680 ("WhoVision"), and A3 VENTURES INCORPORATED, having its place of business at 27791 Edgerton Road, Los Altos Hills, California 94022 ("A3 Ventures").

                                 R E C I T A L S

         A. Philips and WhoVision have entered into a Technology Transfer Agreement of even date herewith (the "Technology Agreement") pursuant to which Philips grants WhoVision broad access to its fingerprint sensor technology based on its proprietary amorphous silicon diode technology, Philips renders technological support to WhoVision, Philips purchases fingerprint sensor systems from WhoVision, Philips and WhoVision establish a strategic business alliance, and furthermore WhoVision grants Philips a license under intellectual property rights and know-how generated by WhoVision related to, based on or derived from Philips amorphous silicon diode technology, and furthermore Philips and WhoVision have entered into an Investment Agreement of even date herewith (the agreement and exhibits thereto are referred to collectively as the "lnvestment Agreement") pursuant to which Philips will purchase shares of Series C Preferred Stock of WhoVision and obtain certain stockholder rights in connection therewith.

         B. Philips and WhoVision jointly desire that A3 Ventures provide certain services to assist in the transfer of technology pursuant to Section 2.3 of the Technology Agreement, in consideration of which WhoVision will issue to A3 Ventures a total of Seventy-five Thousand (75,000) shares of the Series C Preferred Stock bf WhoVision (the"Shares"), and in recognition of the tax burden such issuance may create for A3 Ventures, WhoVision shall pay A3 Ventures One Hundred Twenty-five Thousand Dollars ($125,000.00) pursuant to the terms and conditions of this Agreement.

         C. A3 Ventures desires to provide certain services to assist in the transfer of technology pursuant to Section 2.3 of the Technology Agreement, and agrees to accept the Shares and the One Hundred Twenty-five Thousand Dollars ($125,000.00) as consideration for its services pursuant to the terms and conditions of this Agreement.

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         NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         1. Definitions. As used herein:

         1.1 Technology. The term "Technology" shall mean information, including all relevant documents, software and other materials to develop the Photo Sensor System and the Capacitive Sensor System as described in the Technology Agreement, whether tangible or intangible, including, without limitation, each and every invention, formula, trade secret, software program (including, without limitation, object code, source code, flow chart, algorithm and related documentation), manual specification, technique, product, concept, know-how, or similar property, whether or not patentable or copyrightable and whether or not embodied in any software.

         1.2 Confidential Information. The term "Confidential Information" shall mean all information disclosed by a party hereto (the "Disclosing Party") to any other party hereto (the "Receiving Party"), in connection with the performance by A3 Ventures of services hereunder, as described in the Technology Agreement.

         2. Engagement for Performance of Services.

         2.1 Engagement. In exchange for the Shares issued to A3 Ventures pursuant to Section 5 of this Agreement and payment of One Hundred Twenty-five Thousand Dollars ($125,000.00), Philips and WhoVision hereby engage A3 Ventures to perform services during the thirty (30) day period following the closing date as defined in the Technology Agreement (the "Services Term"), at the request of Philips and WhoVision, in accordance with the terms and conditions of this Agreement. A3 Ventures shall make the services of Adriaan Ligtenberg available during the Services Term for purposes of fulfilling A3 Ventures' obligations hereunder.

         2.2 Facilities, Equipment and Supplies. A3 Ventures shall, at its own cost and expense, provide all facilities, equipment and supplies necessary for A3 Ventures to perform the services hereunder.

         3. Protection of Confidential Information.

         3.1 Confidentiality. A3 Ventures, Philips and WhoVision agree, with respect to any Confidential Information disclosed hereunder:

         (a) To use such Confidential Information only for the purposes contemplated in this Agreement;


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         (b) To use the same methods and degree of care to prevent disclosure of such Confidential Information as the Receiving Party uses to prevent disclosure of its own proprietary and confidential information;

         (c) To disclose the Confidential Information to the employees of the Receiving Party only on a need-to-know basis and not to disclose any Confidential Information to any third party without the prior written consent of the Disclosing Party; and

         (d) To return any Confidential Information in any tangible form to the Disclosing Party at the request of the Disclosing Party and to retain no copies or reproductions thereof.

         3.2 Limitations. The Receiving Party shall not be obligated to comply with Section 3.1 if such information:

         (a) was rightfully in the Receiving Party's possession or was rightfully known to the Receiving Party prior to receipt from the Disclosing Party;

         (b) is or becomes publicly known without the fault of the Receiving party;

         (c) is or becomes rightfully available to the Receiving Party without confidential restriction from a source not bound by a confidentiality obligation to the Disclosing Party;

         (d) is independently developed by the Receiving Party without use of the Confidential Information disclosed hereunder; provided, however, that the burden of proof of such independent development shall be upon the Receiving Party; or

         (e) is required to be disclosed pursuant to court or government action; provided, however, that the Receiving Party gives the Disclosing Party reasonable prior notice of disclosure pursuant to such court or government action and, upon the request of the Disclosing Party, the Receiving Party shall cooperate in contesting such disclosure

         4. Property Rights. Except to the extent set forth in the Technology Agreement, all right, title and interest in and to the Technology shall at all times be and remain the sole and exclusive property of Philips or WhoVision, and in no case shall any right, title or interest in and to the Technology accrue to A3 Ventures.

         5. Authorization and Sale of Preferred Stock.

         5.1 Rights, Privileges and Preferences of the Shares. The Shares shall have all the rights, privileges and preferences of Series C Stock set forth in the


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WhoVision's Restated Certificate of Incorporation, and unless otherwise specified herein shall be issued to A3 Ventures or an affiliated entity in accordance with all terms and conditions of the Investment Agreement which is attached hereto as Exhibit A and incorporated herein by reference, whereby Philips will receive shares of Series C Preferred Stock of WhoVision and obtain certain stockholder rights in connection therewith. In addition, A3 Ventures shall be entitled to receive all information to be provided to Philips pursuant to Article V of the Investment Agreement irrespective of the number of Shares held by A3 Ventures.

         5.2 Sale of the Shares. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) WhoVision will issue and sell to A3 Ventures, and A3 Ventures agrees to purchase from WhoVision, Seventy-five Thousand (75,000) shares of Series C Preferred Stock of WhoVision in partial consideration of A3 Ventures' services provided hereunder.

         5.3 Philips' Right to Enforce Agreement for Sale of the Shares. WhoVision and A3 Ventures hereby grant Philips the right to enforce any and all rights of A3 Ventures against WhoVision pursuant to the terms of this Agreement, provided that Philips must give A3 Ventures notice of any intended enforcement action and allow A3 Ventures full opportunity to participate in any such action.

         6. Closing; Delivery.

         6.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 concurrently with the execution and delivery of this Agreement by the parties.

         6.2 Delivery. WhoVision shall deliver to A3 Ventures at the Closing a certificate representing the Shares, which shall be registered in the name of A3 Ventures or an affiliated entity. On the earlier of completion of WhoVision's IPO or March 1, 1999, WhoVision shall deliver a check or wire transfer in the amount of One Hundred Twenty-five Thousand Dollars ($125,000.00), payable to A3 Ventures or an affiliated entity.

         7. Share Transfer Restrictions; Termination; Legends.

         7.1 Share Transfer Restrictions. Subject to the termination provisions of Section 7.2 herein, A3 Ventures shall not transfer, sell, assign, hypothecate, encumber, or alienate any of the Shares other than according to the terms of this Agreement, and any attempt to so transfer, sell, assign, hypothecate, encumber, or alienate any of the Shares is void and shall transfer no right, title, or interest in or to said Shares, or to the purported transferee, buyer, assignee, pledgee, or encumbrance holder.


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         7.2 Termination of Restrictions. All restrictions on transfer of the
Shares imposed by this Agreement shall be terminated in accordance with the following schedule:

         (a) Twenty-five Thousand (25,000) of the Shares at the Closing; and

         (b) Twenty-five Thousand (25,000) of the Shares upon upon completion of the first approved product described in Sections 2.1, 2.2 or 2.3 of the letter of intent for technology transfer between Philips and WhoVision dated August 28, 1998 (the "Technology LOI"); and

         (c) Twenty-five Thousand (25,000) of the Shares on completion of a fingerprint sensor system into a commercially viable and customer deliverable product as described in Sections 2.1, 2.1 and 2.3 of the Technology LOI; or

         (d) The earlier of the third anniversary of this Agreement, or termination or expiration of the Technology Service Agreement, or in the event that upon the third anniversary of this Agreement neither of the events contemplated in paragraphs (b) and (c) above have shall have occurred, all restrictions on transfer of any of the Shares imposed by this Agreement shall be terminated with regard to all the Shares on such third anniversary.

         7.3 Endorsements on Certificates.

                  7.3.1. The certificates representing the Shares subject to this Agreement shall be endorsed as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, PURSUANT TO THE TERMS OF AN AGREEMENT BETWEEN THE SHAREHOLDER AND THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                  7.3.2. Any transfer or sale of the Shares is further subject to all the restrictions on transfer imposed by California and Federal securities laws. Accordingly, it is understood and agreed that the certificates representing the Shares shall bear any legends required by the Commissioner or Corporations of the State of California and any other state securities administrator or commissioner and a legend required by Federal securities laws.

         7.4 Issuance of New Certificate. As the restrictions imposed by this Agreement are terminated as herein provided, a new certificate or certificates representing such Shares shall be issued, on request, without the legends referred to in Section 7.3.1, above.

         8. Miscellaneous.


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         8.1 Relationship of Parties. A3 Ventures shall at all times during; the performance of its services hereunder be an independent contractor, maintaining sole and exclusive control over its ;business and operations. At no time will any party hold itself out to be the agent, employee, lessee, sublessee, partner or joint venturer of the other party as a result of this Agreement. No party hereto shall have the express or implied right or authority under this Agreement to assume or create any obligation on behalf of or in the name of any other party, or to bind any other party in regard to any contract, agreement or undertaking with any third party.

         8.2 Entire Agreement. This Agreement, together with the Technology Agreement and exhibits attached hereto and thereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior, written or oral negotiations, representations or agreements. No modification of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

         8.3 Severability. The provisions of this Agreement are severable, and if one or more provisions of judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.

         8.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that neither party shall transfer or assign this Agreement in whole or in part without the prior written consent of the other party hereto. Notwithstanding the foregoing and the restrictions on assignment of the Shares set forth in Section 7.1, A3 may assign the Shares to another legal entity owned 50% or more by Adriaan Ligtenberg or to Adriaan Ligtenberg personally.

         8.5 Governing Law. The rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements entered into and wholly performed within California.

         8.6 Headings. Section headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

         8.7 Unavoidable Delays. Each party shall be excused for any delays or defaults in the performance of this Agreement (except the payment of amounts due and payable hereunder) unavoidably caused by the act of the other, the act of any agent of the other, the act of any governmental authority, acts of God, the elements, war, litigation, strikes, walkouts, or any other cause beyond its reasonable control. Each party shall use all reasonable diligence to avoid any such delay or default and to resume performance ;under this Agreement as soon as practicable after such delay or default.



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         8.8 Enforcement. The parties agree that a violation of the terms of this Agreement by any of them may cause irreparable damage, the exact amount of which is impossible to ascertain, and for that reason the parties, and each of them agree that all other parties will be entitled to a decree of specific performance of the terms of this Agreement or an injunction restraining further violation thereof, said right to be in addition to any other remedies of the parties.

         8.9 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed as follows:

       If to A3 Ventures:     A3 Ventures Incorporated
                              27791 Edgerton Road
                              Los Altos Hills, California  94022
                              Fax:  (650) 618-1445
                              Attn:  Adriaan Ligtenberg

       If to WhoVision:       Who?Vision Systems, Inc.
                              100 North Pointe Drive
                              Lake Forest, CA  92680
                              Fax:  (949) 837-5355
                              Attn:  Alex Dickinson, CEO

       If to Philips:         Philips Flat Panel Display (Philips FPD) Co. B.V.
                              Professor Holstlaan 4, 5656 AA,
                              The Netherlands

         8.10 Third Party Beneficiaries. No party or person is an intended third party beneficiary to any provision of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


PHILIPS:                                        WHOVISION:


By: /s/ Matthew T. Medeiros                     By: /s/ Alex Dickinson

Title: Chairman & CEO Flat Display              Title: CEO



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A3 VENTURES:

By: /s/ Adriaan Lightenberg

Title: CEO




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